UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported)
September 25, 2010

VIVAKOR, INC.
(Exact name of Registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-53535
(Commission File Number)

26-2178141
(IRS Employer Identification)

5450 NE 12th Ave.
Pleasant Hill, Iowa 50327
(Address of principal executive offices)

(888) 648-6485
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[   ]    Written communications pursuant to Rule 425 under the Securities Act

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 25, 2010, Tannin Fuja, John Gryga and Fritz Lin resigned as directors of the Company.

Additionally, on September 25, Tannin Fuja resigned as the President and Chief Executive Officer of the Company.

As a result of the resignations, there are four vacancies on the Company’s Board of Directors.

# # #

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VIVAKOR, INC.
(Registrant)

Date: October 4, 2010	By:	/s/ Matt Nicosia
	Name:	Matt Nicosia
	Title:	Chairman of the Board and Principal Accounting Officer